UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2007

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 W. Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported, on August 31, 2007, the Company, through its subsidiary Noble European Holdings B.V., a wholly-owned subsidiary established under the laws of the Netherlands, acquired substantially all of the tailored laser-welded blank business (the “Business”) conducted by Arcelor S.A. (“Arcelor”) in the United States, western and eastern Europe, India and China, pursuant to a Stock Purchase Agreement dated as of March 15, 2007 (the “Stock Purchase Agreement”) by and between the Company and Arcelor. We described this transaction (the “TBA Acquisition”) in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2007 (the “Initial 8-K”). The information set forth in the Initial 8-K is incorporated herein by reference.

In Item 9.01 of the Initial 8-K, we indicated that we will provide, by amendment within the period required by Item 9.01(a)(4) of Form 8-K, the following: (i) a pro forma balance sheet as of June 30, 2007, as if we had acquired the Business as of that date, and (ii) a pro forma income statement for the six months ended June 30, 2007, as if we had acquired the Business on January 1, 2007. This Current Report on Form 8-K/A amends the Initial 8-K to include such pro forma information.

Item 9.01	Financial Statements and Exhibits

(b)	Pro forma financial information

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2007

Unaudited Pro Forma Combined Statement of Income for the six months ended June 30, 2007

(c)	Exhibits

99.1	Unaudited Pro Forma Combined Financial Statements for Noble International, Ltd.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

November 16, 2007	By:	/s/ David J. Fallon
David J. Fallon
Chief Financial Officer

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EXHIBIT INDEX

No.	Description of Exhibit
99.1	Unaudited Pro Forma Combined Financial Statements for Noble International, Ltd.

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